UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 21, 2016

DERMIRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36668	27-3267680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

275 Middlefield Road, Suite 150
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 421-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

On June 21, 2016, Dermira, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. Of the 30,016,737 shares of the Company’s common stock outstanding as the record date of April 25, 2016, 21,551,359 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 72% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.                                      Election of Class II Directors.  The following nominees were re-elected to serve as Class II directors, each to serve a three-year term expiring at the Company’s 2019 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eugene A. Bauer, M.D.	18,327,083	2,486,538	737,738
David E. Cohen, M.D., M.P.H.	18,305,883	2,507,738	737,738
Fred B. Craves, Ph.D.	18,365,945	2,447,676	737,738

2.                                      Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions
21,547,164	3,150	1,045

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMIRA, INC.

Date: June 22, 2016	By:	/s/ Andrew L. Guggenhime
	Name:	Andrew L. Guggenhime
	Title:	Chief Operating Officer and Chief Financial Officer

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